Exhibit 99.1

Contact:	Adam Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE ANNOUNCES EARNINGS PER DILUTED SHARE OF $0.98
FOR 2016 SECOND QUARTER

THOMASVILLE, N.C. - (July 28, 2016) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced financial results for the three-month and six-month periods ended June 30, 2016, which include the following:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share amounts)	2016	2015	% Chg.	2016	2015	% Chg.
Revenue	$755,435	$762,151	(0.9)%	$1,463,168	$1,458,396	0.3%
Operating income	$133,436	$140,899	(5.3)%	$232,984	$244,464	(4.7)%
Operating ratio	82.3%	81.5%		84.1%	83.2%
Net income	$81,388	$85,574	(4.9)%	$141,673	$148,098	(4.3)%
Basic earnings per share	$0.98	$1.00	(2.0)%	$1.69	$1.73	(2.3)%
Diluted earnings per share	$0.98	$1.00	(2.0)%	$1.69	$1.73	(2.3)%
Basic weighted average shares outstanding	83,354	85,727	(2.8)%	83,669	85,848	(2.5)%
Diluted weighted average shares outstanding	83,381	85,727	(2.7)%	83,682	85,848	(2.5)%

“Old Dominion continued to provide outstanding customer service during the second quarter of 2016, but our quarterly revenue was once again negatively impacted by reductions in both fuel surcharges and non-LTL revenue,” said David S. Congdon, Vice Chairman and Chief Executive Officer of Old Dominion. “These factors, combined with a domestic economy that remained sluggish, resulted in our first quarterly year-over-year decline in revenue since the fourth quarter of 2009.

“Old Dominion’s revenue for the second quarter includes a 0.8% increase in LTL revenue per hundredweight that was partially offset by a 0.3% decrease in LTL tonnage per day. Excluding fuel surcharges, LTL revenue per hundredweight increased 2.7% during the second quarter as the pricing environment remained relatively stable. We have not changed our pricing philosophy or commitment to price discipline, but changes to our weight per shipment and mix of freight continue to impact our yield metrics.

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ODFL Reports Second-Quarter Financial Results

July 28, 2016

“The Company’s operating ratio was 82.3% for the second quarter of 2016, an 80 basis-point increase from our Company-record 81.5% for the second quarter last year. While the decline in revenue had a deleveraging impact on all of our operating expenses, the investment in capacity to support our growth initiatives also contributed to a 90 basis-point increase in depreciation and amortization as a percent of revenue. Old Dominion ended the second quarter of 2016 with 17,406 full-time employees, who provided 99% on-time service and a cargo claims ratio of 0.28% for the quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $123.8 million for the second quarter and $292.2 million for the first half of 2016, compared with $81.6 million and $254.2 million for the comparable periods in 2015. The Company had $10.7 million in cash and cash equivalents at June 30, 2016, and its debt to total capitalization was 11.1% compared with 8.4% at the end of the second quarter of 2015.

Capital expenditures were $175.2 million for the second quarter of 2016 and $295.5 million for the first half of the year. The Company currently expects capital expenditures for 2016 to total approximately $405 million, including planned expenditures of $170 million for real estate and service center expansion projects, $200 million for tractors and trailers and $35 million for technology and other assets.

Old Dominion repurchased $40.0 million of its common stock during the second quarter and $84.7 million for the first half of 2016, completing its previously authorized $200 million stock repurchase program and leaving $245.6 million available under its new $250 million stock repurchase program, which was authorized during the second quarter of 2016.

Summary

Mr. Congdon concluded, “Old Dominion’s financial results for the second quarter were solid, considering the challenging operating environment. We continue to be well-positioned to weather the current economic environment and have the capacity for future growth. Achieving our short- and long-term objectives requires focused execution of our business fundamentals: delivering outstanding service at a fair price, improving freight density and productivity, investing in capacity and technology and, most importantly, investing in the education and training of our employees. Based on our long-term record through many economic cycles, we are confident that executing on these fundamentals will produce continued long-term growth in earnings and shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call through August 28, 2016. A telephonic replay will also be available through August 5, 2016 at (719) 457-0820, Confirmation Number 4636822.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as recessions, downturns in customers' business cycles and shipping requirements, and

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ODFL Reports Second-Quarter Financial Results

July 28, 2016

global uncertainty and instability that may lead to fewer goods being transported, including the United Kingdom’s decision to exit the European Union; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (9) cost increases associated with employee benefits, including compliance obligations associated with the Patient Protection and Affordable Care Act; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (12) decreases in demand for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (16) the costs and potential liabilities related to governmental proceedings; (17) the costs and potential liabilities related to our international business operations and relationships; (18) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration, including its Compliance, Safety, Accountability initiative, and other regulatory agencies; (19) seasonal trends in the less-than-truckload industry, including harsh weather conditions; (20) our dependence on key employees; (21) the concentration of our stock ownership with the Congdon family; (22) the costs and potential adverse impact associated with future changes in accounting standards or practices; (23) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (24) the impact of potential disruptions to our information technology systems or our service center network; (25) damage to our reputation from the misuse of social media; (26) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (27) dilution to existing shareholders caused by any issuance of additional equity; and (28) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services, which include ground and air expedited transportation and consumer household pickup and delivery through a single integrated organization. In addition to its core LTL services, the Company offers a broad range of value-added services including container drayage, truckload brokerage, supply chain consulting and warehousing.

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ODFL Reports Second-Quarter Financial Results

July 28, 2016

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Second Quarter				Year To Date
(In thousands, except per share amounts)	2016		2015		2016		2015
Revenue	$755,435	100.0%	$762,151	100.0%	$1,463,168	100.0%	$1,458,396	100.0%

Operating expenses:
Salaries, wages & benefits	408,424	54.1%	387,423	50.8%	809,293	55.3%	755,865	51.8%
Operating supplies & expenses	80,335	10.6%	93,390	12.2%	155,707	10.7%	181,439	12.5%
General supplies & expenses	22,778	3.0%	23,533	3.1%	43,920	3.0%	44,825	3.1%
Operating taxes & licenses	23,466	3.1%	23,538	3.1%	46,654	3.2%	45,812	3.1%
Insurance & claims	9,363	1.2%	10,321	1.4%	19,607	1.3%	20,363	1.4%
Communications & utilities	7,327	1.0%	6,501	0.9%	14,332	1.0%	13,276	0.9%
Depreciation & amortization	46,480	6.1%	39,771	5.2%	91,252	6.2%	78,559	5.4%
Purchased transportation	18,176	2.4%	32,702	4.3%	36,672	2.5%	62,850	4.3%
Building and office equipment rents	2,164	0.3%	2,474	0.3%	4,437	0.3%	4,752	0.3%
Miscellaneous expenses, net	3,486	0.5%	1,599	0.2%	8,310	0.6%	6,191	0.4%

Total operating expenses	621,999	82.3%	621,252	81.5%	1,230,184	84.1%	1,213,932	83.2%

Operating income	133,436	17.7%	140,899	18.5%	232,984	15.9%	244,464	16.8%

Non-operating expense (income):
Interest expense	1,064	0.2%	1,169	0.1%	2,247	0.1%	2,738	0.2%
Interest income	(12)	(0.0)%	(83)	(0.0)%	(28)	(0.0)%	(154)	(0.0)%
Other expense, net	260	0.0%	441	0.1%	776	0.1%	678	0.1%

Income before income taxes	132,124	17.5%	139,372	18.3%	229,989	15.7%	241,202	16.5%

Provision for income taxes	50,736	6.7%	53,798	7.1%	88,316	6.0%	93,104	6.3%

Net income	$81,388	10.8%	$85,574	11.2%	$141,673	9.7%	$148,098	10.2%

Earnings per share:
Basic	$0.98		$1.00		$1.69		$1.73
Diluted	0.98		1.00		1.69		1.73

Weighted average outstanding shares:
Basic	83,354		85,727		83,669		85,848
Diluted	83,381		85,727		83,682		85,848

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ODFL Reports Second-Quarter Financial Results

July 28, 2016

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Second Quarter			Year to Date
	2016	2015	% Chg.	2016	2015	% Chg.
Work days	64	64	—%	128	127	0.8%
Operating ratio	82.3%	81.5%		84.1%	83.2%
LTL intercity miles (1)	145,754	143,487	1.6%	286,570	272,954	5.0%
LTL tons (1)	2,025	2,032	(0.3)%	3,948	3,905	1.1%
LTL tonnage per day (1)	31.64	31.75	(0.3)%	30.84	30.75	0.3%
LTL shipments (1)	2,597	2,582	0.6%	5,086	4,926	3.2%
LTL revenue per intercity mile	$5.10	$5.16	(1.2)%	$5.03	$5.19	(3.1)%
LTL revenue per hundredweight	$18.37	$18.22	0.8%	$18.26	$18.15	0.6%
LTL revenue per hundredweight, excluding fuel surcharges	$16.60	$16.16	2.7%	$16.57	$16.06	3.2%
LTL revenue per shipment	$286.51	$286.85	(0.1)%	$283.49	$287.79	(1.5)%
LTL revenue per shipment, excluding fuel surcharges	$258.90	$254.44	1.8%	$257.34	$254.59	1.1%
LTL weight per shipment (lbs.)	1,559	1,574	(1.0)%	1,553	1,585	(2.0)%
Average length of haul (miles)	929	928	0.1%	932	928	0.4%

(1) -	In thousands
Note:
Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	June 30,	December 31,
(In thousands)	2016	2015
Cash and cash equivalents	$10,673	$11,472
Other current assets	361,186	370,258
Total current assets	371,859	381,730
Net property and equipment	2,224,883	2,023,448
Other assets	63,060	61,326
Total assets	$2,659,802	$2,466,504

Current maturities of long-term debt	$—	$26,488
Other current liabilities	291,351	258,914
Total current liabilities	291,351	285,402
Long-term debt	218,332	107,317
Other non-current liabilities	408,350	389,148
Total liabilities	918,033	781,867
Equity	1,741,769	1,684,637
Total liabilities & equity	$2,659,802	$2,466,504
Note: The financial and operating statistics in this press release are unaudited.

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